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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 15, 2004


                               LMI AEROSPACE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


               Missouri                                 0-24293                              43-1309065
    (State or Other Jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            Incorporation)

3600 Mueller Road, St. Charles, Missouri                                                     63302-0900
(Address of principal executive offices)                                                     (Zip Code)

                                 (636) 946-6525
              (Registrant's telephone number, including area code)


         (Former Name or Former Address, If Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 2 - FINANCIAL INFORMATION

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 15, 2004, LMI Aerospace, Inc. issued a press release announcing its financial performance during the third quarter of 2004. The text of the press release is attached hereto.

The information in this Current Report on Form 8-K, including the attached press release, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2004

                                     LMI AEROSPACE, INC.


                                     By: /s/ Lawrence E. Dickinson
                                         ---------------------------------------
                                          Lawrence E. Dickinson
                                          Chief Financial Officer and Secretary
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                                           Contact:
                                           Ed Dickinson, Chief Financial Officer
                                           636.916.2150

FOR IMMEDIATE RELEASE

             LMI AEROSPACE REPORTS PROFITABLE THIRD QUARTER OF 2004

          Revenue gains and cost reductions yield profitable operations

      ST. LOUIS - November 12, 2004 - LMI Aerospace, Inc. (Nasdaq: LMIA), announced today that it posted profits of $ 1.1 million in the third quarter of 2004 on a 31.1 percent increase in revenues.

      For the quarter ended September 30, 2004, net sales were $23.0 million, compared to $17.6 million for the quarter ended September 30, 2003. Net income was $1.1 million, or $0.14 per diluted share, for the third quarter of 2004, compared to a net loss of ($644,000) or ($0.08) per diluted share for the third quarter of 2003. Included in this year's third quarter results were net gains on asset sales of $440,000, special bank fees of $350,000 and restructuring costs of $52,000. The Company's loss in the third quarter of 2003 included $441,000 of restructuring expenses.

      Sales for the Sheet Metal segment in the third quarter of 2004 were $19.4 million, an increase of 34.7 percent from $14.4 million in the third quarter of 2003. The increase was primarily due to higher sales of business jet components. As previously reported, weakness in demand for business jets in 2003, reflected by production stoppages by several LMI customers and their subsequent aggressive inventory reduction strategies, significantly reduced business jet sales in 2003 and the first quarter of 2004. However, increasing production rates of business jets commencing in the second quarter of 2004 as well as an award of significant new work by Gulfstream to several LMI plants resulted in higher business jet component sales in the third quarter of 2004.

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      For the Machining and Technology segment, net sales in the third quarter of 2004 were $3.6 million, up from $3.1 million in the third quarter of 2003. This increase was primarily attributable to growth in sales of military components.

      The combined backlog for both segments was $81 million at September 30, 2004, compared to $55 million at September 30, 2003.

      Gross profit for the third quarter of 2004 was $4.8 million, or 20.7 percent of net sales, compared to $2.7 million, or 15.6 percent of net sales, in the third quarter of 2003. Gross profit for the Sheet Metal segment increased primarily because of revenue gains in key markets as well as cost reduction and restructuring efforts at two of the company's facilities during the second half of 2003 and the first half of 2004. Gross profit in the Machining and Technology segment increased due to higher sales and a more favorable product mix.

      Selling, general and administrative expenses for the third quarter of 2004 were $3.2 million, down from $3.4 million in third quarter of 2003. Included in these amounts are restructuring costs of $52,000 in 2004 and $441,000 in 2003. Excluding restructuring costs, budgeted cost reductions in the third quarter of 2004 were offset primarily by $200,000 of payroll and professional fee increases.

      Sales for the nine months ended September 30, 2004 were $63.4 million, up
10.8 percent from $57.3 million at September 30, 2003. For the first nine months of 2004, LMI had a net loss of ($239,000), or ($0.03) per diluted share, compared to a net loss of ($2.3 million), or ($0.29) per diluted share, in the first nine months of 2003. This year's results include special bank fees of $475,000, a $440,000 net gain on asset sales and restructuring costs of $737,000. The prior year's results include $441,000 of restructuring expenses.

      "Our operating results for the third quarter of 2004 were much improved over those in the first half of 2004," said Ronald Saks, President and CEO of LMI Aerospace. "Increasing revenue from the business jet and commercial airplane markets and the decrease in legal, consulting, restructuring and moving costs combined to give us consistent, monthly operating profits during our third quarter."

      "Demand in our military and technology sectors has not grown in recent months and is not expected to contribute to the sales growth expected over the remainder of this year," Saks added. "Our current forecast for 2004 is for sales to be in the range of $84 million to $87 million and gross margins to be between 18 and 20 percent for the full year. Selling, general and administrative expenses, before restructuring charges, are expected to be approximately $13 million for the year. Our forecast for 2005 is for sales of $95 million to $105 million, gross margins of 20 to 24 percent and selling, general and administrative expense of $14 million."

      Improvements in LMI's operating performance, the collection of a $500,000 tax refund and net proceeds of $700,000 from the sale of Versaform Canada allowed the company to reduce its senior debt by $2.2 million in the third quarter of 2004 to $22.5 million at September 30, 2004. LMI met its key financial covenants under its lending agreement as of September 30, 2004. The balance drawn against its $9.0 million revolving credit agreement was $7.9 million at November 9, 2004.

      "We are pleased to announce a net profit for the second consecutive quarter," Saks said. "Our markets seem to be improving, and recent gains in market share give us confidence that our revenue gains and cost reductions will combine to help us resume our growth and improve our operating results. We continue to explore possible sales of certain assets in order to further reduce debt levels. Additionally, LMI is committed to our strategy of improving our supply chain and distribution management in order to provide unique services to our customers."

      LMI Aerospace, Inc. is a leading supplier of quality components to the aerospace and technology industries. The Company operates twelve manufacturing facilities that fabricate, machine, finish and integrate formed, close tolerance aluminum and specialty alloy components for commercial, corporate, regional and military aircraft, laser equipment used in the semiconductor and medical industries, and for the commercial sheet metal industries.

      This press release includes forward-looking statements related to LMI Aerospace's outlook for 2004, which are based on current management expectations. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of LMI Aerospace, Inc. Actual results could differ materially from the forward-looking statements as a result, among other things, of the factors detailed from time to time in LMI Aerospace's filing with the Securities and Exchange Commission, including those factors contained in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003.


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                               LMI AEROSPACE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (Amounts in thousands, except per share and per share data)
                                   (Unaudited)


                                                      Three Months Ended               Nine Months Ended
                                                         September 30,                    September 30,
                                                     2004             2003             2004             2003
                                                 -----------      -----------      -----------      -----------
Net sales                                        $    23,032      $    17,566      $    63,447      $    57,273
Cost of sales                                         18,272           14,823           51,689           49,882
                                                 -----------      -----------      -----------      -----------
Gross profit                                           4,760            2,743           11,758            7,391
Selling, general and administrative expenses           3,140            2,938            9,762            9,497
Restructuring charges                                     52              441              737              441
                                                 -----------      -----------      -----------      -----------
   Income (loss) from operations                       1,568             (636)           1,259           (2,547)
Other income (expense):
    Interest expense                                    (798)            (407)          (1,806)          (1,234)
    Other, net                                           414                6              422               35
                                                 -----------      -----------      -----------      -----------
Income (loss) before income taxes                      1,184           (1,037)            (125)          (3,746)
Provision for (benefit of) income taxes                   39             (393)             114           (1,405)
                                                 -----------      -----------      -----------      -----------
Net income (loss)                                $     1,145      $      (644)     $      (239)     $    (2,341)
                                                 ===========      ===========      ===========      ===========
Amounts per common share basic and dilutive:
   Net income (loss) per common share            $      0.14      $     (0.08)     $     (0.03)     $     (0.29)
                                                 ===========      ===========      ===========      ===========
Weighted average common shares outstanding         8,181,786        8,181,786        8,181,786        8,181,786
                                                 ===========      ===========      ===========      ===========

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                                LMI AEROSPACE REPORTS THIRD QUARTER 2004 RESULTS
                                                                          PAGE 6


                               LMI AEROSPACE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
             (Amounts in thousands, except share and per share data)


                                                                    (Unaudited)
                                                                 September 30, 2004     December 31, 2003
                                                                   ---------------       ---------------
Assets
Current assets:
   Cash and cash equivalents                                       $           260       $           441
   Trade accounts receivable, net of allowance of $193 at
     September 30, 2004 and $245 at December 31, 2003                       10,964                 9,158
   Inventories                                                              23,396                24,159
   Prepaid expenses                                                          1,190                   787
   Deferred income taxes                                                     2,206                 2,206
   Income taxes receivable                                                     226                 1,933
                                                                   ---------------       ---------------
Total current assets                                                        38,242                38,684
Property, plant and equipment, net                                          19,638                22,248
   Goodwill                                                                  5,653                 5,653
   Customer intangible assets, net                                           3,504                 3,792
   Other assets                                                                776                   142
                                                                   ---------------       ---------------
Total assets                                                       $        67,813       $        70,519
                                                                   ===============       ===============
Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                                $         5,527       $         4,570
   Accrued expenses                                                          3,420                 2,126
   Current installments of long-term debt and capital lease
     obligations                                                            16,585                 6,069
                                                                   ---------------       ---------------
Total current liabilities                                                   25,532                12,765
Long-term debt and capital lease obligations, less current
   installments                                                              6,653                21,756
Deferred income taxes                                                        2,095                 2,206
                                                                   ---------------       ---------------
Total long-term liabilities                                                  8,748                23,962
Stockholders' equity:
   Common stock, $.02 par value per share; authorized
     28,000,000 shares; issued 8,736,427 shares in both periods                175                   175
   Preferred stock, $.02 par value per share; authorized
     2,000,000 shares; none issued in both periods                              --                    --
   Additional paid-in capital                                               26,171                26,171
   Treasury stock, at cost, 554,641 shares in both periods                  (2,632)               (2,632)
   Accumulated other comprehensive income (loss)                                --                    20
   Retained earnings                                                         9,819                10,058
                                                                   ---------------       ---------------
Total stockholders' equity                                                  33,533                33,792
                                                                   ---------------       ---------------
Total liabilities and stockholders' equity                         $        67,813       $        70,519
                                                                   ===============       ===============